Exhibit 99.1

NEOFORMA REPORTS THIRD QUARTER 2005 FINANCIAL RESULTS

SAN JOSE, CA – October 24, 2005 – In the third quarter ended September 30, 2005, Neoforma, Inc. (Nasdaq: NEOF), a leading provider of supply chain management solutions for the healthcare industry, generated total revenue of $12.7 million on a generally accepted accounting principles (GAAP) basis, an increase from the $3.0 million reported in the same quarter in the prior year primarily due to a reduction in the level of amortization that was offset against revenue as required under Emerging Issues Task Force Abstract No. 01-9 (EITF No. 01-9). Excluding the impact of the offset required under EITF No. 01-9, Neoforma generated total adjusted revenue of $18.7 million in the third quarter of 2005, an increase from the $18.4 million reported in the same quarter of the previous year.

In the third quarter of 2005, in accordance with GAAP, Neoforma’s net loss and net loss per share were $5.0 million and $0.25, respectively, an improvement from the $14.5 million net loss and $0.75 net loss per share recorded in the same quarter of 2004. On an adjusted basis, Neoforma’s net income and net income per share were $4.4 million and $0.22, respectively, decreasing from the $5.1 million net income and $0.27 per share recorded in the third quarter of 2004.

Neoforma’s adjusted financial information, which is not in accordance with GAAP, excludes the application of EITF No. 01-9 and certain expenses, gains and losses. Adjusted financial information serves as a measure of the performance of Neoforma’s ongoing core operations. A description of the adjusted financial information for the periods presented and a reconciliation of these results to GAAP financial information are included in the attached financial statements and are available in the investor relations section of Neoforma’s Web site at http://www.neoforma.com.

“Neoforma continued to deliver valuable information, products and services to our hospital and supplier customers in the third quarter,” says Bob Zollars, chairman and chief executive officer of Neoforma. “Early in the fourth quarter, we signed a definitive merger agreement with Global Healthcare Exchange, successfully concluding our evaluation of strategic alternatives.”

Third Quarter 2005 Developments

In the third quarter, Neoforma’s key developments included:

•	Connectivity:

•	Implemented approximately 1,000 connections;

•	Volume:

•	Supported $3.7 billion in volume, consisting of $1.3 billion in gross transaction volume and $2.5 billion in supply chain data;

•	Neoforma Data Management Solution™ (Neoforma DMS):

•	Validated, enriched and categorized 39,000 SKUs for Wheaton Franciscan Services, Inc., a Consorta shareholder representing more than 100 health and shelter organizations (See case study at http://www.neoforma.com/about/cs/success_stories.asp);

•	Delivered the largest Neoforma DMS project for a VHA Inc. member hospital to date; and

•	Continued to develop a new on-demand spend intelligence solution for healthcare providers, which is currently in pilot with several customers;

•	Neoforma Contract Management Solution™ (Neoforma CMS):

•	Improved the scalability of Neoforma SalesTrace™, which is part of Neoforma CMS; and

•	Contracted with Ansell Healthcare Products, LLC to provide comprehensive distributor sales tracing and rebate processing tools through Neoforma CMS; and

•	Balance Sheet:

•	Ended the quarter with $39.3 million in cash, cash equivalents and short-term investments.

On October 10, 2005, Neoforma entered into a definitive merger agreement with Global Healthcare Exchange, LLC (GHX) for GHX to acquire Neoforma. The transaction, which is subject to certain closing conditions, including the expiration of the applicable Hart-Scott-Rodino waiting period, approval by stockholders representing a majority of Neoforma’s shares that are not held by VHA, University HealthSystem Consortium (UHC) or their affiliates and that vote on the transaction, and GHX’s receipt of anticipated debt financing, is expected to close in early 2006. As soon as is practicable, Neoforma expects to file a proxy statement and a Schedule 13E-3 with the Securities and Exchange Commission relating to the proposed transaction.

“We believe the proposed acquisition by GHX is the best alternative for our minority stockholders,” says Zollars. “We’re also pleased with the positive feedback we’ve received from our customers regarding this transaction. We think the combination of Neoforma and GHX will be beneficial to both hospitals and their suppliers, as we share a vision of a more efficient healthcare supply chain. Together Neoforma and GHX can provide an integrated, complementary suite of supply chain management solutions to all industry participants.”

Third Quarter 2005 Financial Results

For the third quarter ended September 30, 2005, on a GAAP basis, Neoforma generated $12.7 million in total revenue, consisting of $9.5 million in related party revenue and $3.2 million in non-related party revenue. The Company’s total revenue results increased $9.8 million from the $3.0 million recognized in the same quarter of the previous year; in the third quarter of 2004, Neoforma’s total revenue consisted entirely of non-related party revenue. The increase in related party revenue in the third quarter of 2005 was primarily the result of a decrease in the level of amortization that was offset against revenue as required under EITF No. 01-9.

In accordance with EITF No. 01-9, Neoforma classifies non-cash amortization of partnership costs as an offset against related party revenue, up to the lesser of the two amounts in each quarter. As the reductions to operating expenses and revenue are equal within each quarter, the application of EITF No. 01-9 has no impact on loss from operations, net loss, net loss per share or total cash flow within a particular quarter.

In late July 2005, the amortization of partnership costs resulting from the initial shares granted to VHA and UHC in July 2000 was completed. As a result, gross amortization of partnership costs decreased by $11.2 million, as compared to the same quarter in the prior year, to $5.9 million in the third quarter of 2005. This decrease resulted in a $9.5 million reduction in amortization of partnership costs offset against related party revenue and a $9.5 million increase in both Neoforma’s total revenue and related party revenue on a GAAP basis in the third quarter of 2005. Based on the current amortization schedule, approximately $775,000 of the $2.7 million in capitalized partnership costs remaining as of September 30, 2005 will be amortized in the fourth quarter of 2005.

On an adjusted basis, excluding the impact of EITF No. 01-9, Neoforma generated total revenue of $18.7 million in the third quarter of 2005, comprised of $15.4 million in related party revenue and $3.4 million in non-related party revenue. The Company’s adjusted total and non-related party revenue results in the third quarter of 2005 increased from the $18.4 million in total revenue and $3.0 million in non-related party revenue reported in the same period in 2004. This increase was due primarily to a $461,000 increase in Neoforma’s revenue from providers and group purchasing organizations, predominantly for Neoforma DMS. Adjusted related party revenue in the third quarter of 2005 equaled that of the same period in the previous year.

Neoforma’s total operating expenses, on a GAAP basis, totaled $18.0 million in the third quarter of 2005, increasing from the $17.6 million reported in the same quarter in the prior year. This increase was principally due to a $572,000 increase in depreciation and amortization, $558,000 in costs incurred for third-party services in connection with Neoforma’s evaluation of strategic alternatives, a $544,000 reduction in software development costs capitalized, a $284,000 write-off of software and a $38,000 write-down of a note receivable. The increase in operating expenses was partially offset by a $1.7 million decrease in amortization of partnership costs classified as an operating expense. For the nine months ended September 30, 2005, the Company has incurred approximately $850,000 in expenses for third-party services associated with its evaluation of strategic alternatives.

For the third quarter of 2005, adjusted operating expenses totaled $14.7 million, increasing from the $13.3 million reported in the third quarter of the prior year. This increase was primarily due to the costs incurred in connection with the Company’s evaluation of strategic alternatives and the reduction in software development costs capitalized.

On a GAAP basis, in the third quarter of 2005, Neoforma’s loss from operations equaled $5.3 million, an improvement from the $14.7 million loss reported in the same quarter in 2004. The $9.4 million decrease in the Company’s loss from operations was primarily due to the reduction in the amortization of partnership costs relating to the initial shares granted to VHA and UHC in July 2000.

Neoforma generated $4.1 million in EBITDA in the third quarter of 2005, a decrease from the $5.0 million generated in the same quarter in the prior year.

As of September 30, 2005, Neoforma’s cash, cash equivalents and short-term investments totaled $39.3 million, a $4.4 million increase from the $35.0 million reported as of the end of the prior quarter and a $13.5 million increase from the $25.9 million reported as of year-end 2004. Neoforma remains debt-free.

Neoforma’s free cash flow in the third quarter of 2005 totaled $3.9 million. Free cash flow is calculated as net cash used in operating activities, plus amortization of partnership costs offset against related party revenue, minus purchases of property and equipment and capitalization of software development costs.

“Neoforma’s financial performance was solid in the third quarter, and our balance sheet continues to strengthen,” says Andrew Guggenhime, chief financial officer of Neoforma. “However, as a result of the recent announcement of our proposed merger with GHX, we do expect some operational and financial uncertainty up until the close of the transaction. Therefore, we are not providing financial projections for the fourth quarter. Our focus will remain on maintaining our operating momentum as we work to close the transaction with GHX.”

As previously announced, the Company has cancelled the conference call and Web cast that were to be held in conjunction with this announcement of Neoforma’s third quarter 2005 financial results.

About Neoforma

Neoforma is a leading supply chain management solutions provider for the healthcare industry. Through a unique combination of technology, information and services, Neoforma provides innovative solutions to over 1,800 hospitals and suppliers, supporting approximately $15 billion in annualized marketplace volume. By bringing together contract information and order data, Neoforma’s integrated solution set delivers a comprehensive view of an organization’s supply chain, driving significant cost savings and better decision-making for both hospitals and suppliers. For more information, point your browser to http://www.neoforma.com.

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This news release contains forward-looking information within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements include, but are not limited to, the anticipated benefits of the proposed transaction with GHX to Neoforma’s minority stockholders, customers and industry participants generally and the operational and financial uncertainty that the announcement of the proposed transaction has created, as well as the anticipated amortization of partnership costs in the fourth quarter of 2005. There are a number of risks that could cause actual results to differ materially from those anticipated by these forward-looking statements. These risks include the risk of the proposed transaction with GHX not closing, and the risks associated with the previously announced desire of Novation, LLC to lower the fees it pays to Neoforma under its outsourcing agreement. Some of these risks and other risks are described in Neoforma’s periodic reports filed with the SEC, including its Form 10-Q for the quarter ended June 30, 2005. These statements are current as of the date of this release and Neoforma assumes no obligation to update the forward-looking information contained in this news release.

Neoforma is a trademark of Neoforma, Inc. Other Neoforma logos, product names and service names are also trademarks of Neoforma, Inc., which may be registered in other countries. Other product and brand names are trademarks of their respective owners.

Contacts:

Rebecca Oles, Neoforma, media, 408.468.4363, rebecca.oles@neoforma.com

Amanda Mogin, Neoforma, investors, 408.468.4251, amanda.mogin@neoforma.com

NEOFORMA, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2004	2005	2004	2005
REVENUE:
Related party, net of amortization of partnership costs of $15,423, $5,874, $46,360 and $36,682 for the three months ended September 30, 2004 and 2005 and the nine months ended September 30, 2004 and 2005, respectively	$—	$9,496	$—	$9,496
Non-related party, net of write-off of purchase option of $140 for the three and nine months ended September 30, 2005	2,954	3,210	9,222	8,647

Total revenue	2,954	12,706	9,222	18,143
OPERATING EXPENSES:
Cost of services	2,758	3,108	7,501	8,933
Operations	2,834	3,252	8,643	9,515
Product development	4,261	4,742	12,302	14,901
Selling and marketing	3,488	3,305	10,657	9,964
General and administrative	2,465	3,114	7,171	9,000
Amortization of intangibles	147	127	441	421
Amortization of partnership costs	1,651	—	4,792	1,630
Write-off of stockholder notes receivable	—	—	4,115	—
Write-down of note receivable	—	38	—	38
Write-off of software	—	284	—	284
Restructuring	—	—	—	767

Total operating expenses	17,604	17,970	55,622	55,453

Loss from operations	(14,650)	(5,264)	(46,400)	(37,310)
OTHER INCOME (EXPENSE)	112	281	234	693

Net loss	$(14,538)	$(4,983)	$(46,166)	$(36,617)

NET LOSS PER SHARE:
Basic and diluted	$(0.75)	$(0.25)	$(2.40)	$(1.85)

Weighted average shares — basic and diluted	19,361	19,916	19,263	19,771

In addition to our consolidated financial statements presented in accordance with GAAP, Neoforma, Inc. uses non-GAAP, or adjusted, measures of operating results, net income and net income per share, which are adjusted from results based on GAAP to exclude the application of EITF No. 01-9 and certain expenses, gains and losses. Neoforma management believes that the non-GAAP adjusted results provide added insight into the Company’s performance by focusing on results generated by the Company’s ongoing core operations. Neoforma management uses the non-GAAP adjusted results when assessing the performance of its ongoing core operations, in making resource allocation decisions and for planning and forecasting. Additionally, incentive compensation for the Company, including management, is based on results on this basis. In addition, because we historically have reported adjusted results, we believe the inclusion of comparative numbers provides consistency in our financial reporting. The non-GAAP financial measures should be considered in addition to, not as a substitute for, or superior to, the measures of financial performance prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of the non-GAAP financial measures to their most directly comparable GAAP financial measures.

NEOFORMA, INC.

ADJUSTED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (1)

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2004	2005	2004	2005
REVENUE:
Related party	$15,423	$15,370	$46,360	$46,178
Non-related party	2,954	3,350	9,222	8,787

Total adjusted revenue	18,377	18,720	55,582	54,965
OPERATING EXPENSES:
Cost of services	2,372	2,608	5,955	7,292
Operations	2,250	2,538	7,003	7,379
Product development	3,703	3,996	11,054	12,670
Selling and marketing	3,038	2,881	9,589	8,649
General and administrative	1,980	2,628	6,061	7,529

Adjusted operating expenses	13,343	14,651	39,662	43,519

EBITDA	5,034	4,069	15,920	11,446

OTHER INCOME (EXPENSE)	112	281	234	693

Adjusted net income	$5,146	$4,350	$16,154	$12,139

ADJUSTED NET INCOME PER SHARE:
Basic	$0.27	$0.22	$0.84	$0.61

Weighted average shares — basic	19,361	19,916	19,263	19,771

(1)	These adjusted condensed consolidated statements of operations exclude the impact of EITF No. 01-9 and certain expenses, gains and losses. Under EITF No. 01-9, the Company offsets non-cash amortization of partnership costs against related party revenue in an amount equal to the lesser of the two in any period. Any amortization of partnership costs in excess of related party revenue in any period is classified as an operating expense. As a result of the adoption of EITF No. 01-9, the Company offset $15,423, $5,874, $46,360 and $36,682 of amortization of partnership costs against related party revenue in its GAAP condensed consolidated statements of operations for the three months ended September 30, 2004 and 2005 and the nine months ended September 30, 2004 and 2005, respectively. In addition, under EITF 01-9 the Company offset a $140 write-off of a purchase option acquired from a vendor against non-related party revenue in its GAAP condensed consolidated statements of operation for the three and nine months ended September 30, 2005. As reclassifications, the application of EITF No. 01-9 had no impact on loss from operations, net loss or net loss per share. The excluded expenses, gains and losses consisted of depreciation and amortization of property and equipment, amortization of intangibles, amortization of deferred compensation, amortization of partnership costs, write-down of note receivable and restructuring.

NEOFORMA, INC.

RECONCILIATION OF ADJUSTED CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS TO GAAP

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended September 30, 2005
	Adjusted Results	Excluded Expenses, Gains and Losses	Application of EITF No. 01-9	GAAP Allocations		GAAP Results As Reported
				Depreciation and Amortization of Property and Equipment	Amortization of Deferred Compensation
REVENUE:
Related party	$15,370	$—	$(5,874)	$—	$—	$9,496
Non-related party	3,350	—	(140)	—	—	3,210

Total revenue	18,720	—	(6,014)	—	—	12,706

OPERATING EXPENSES:
Cost of services	2,608	—	—	322	178	3,108
Operations	2,538	—	—	598	116	3,252
Product development	3,996	—	—	508	238	4,742
Selling and marketing	2,881	—	—	236	188	3,305
General and administrative	2,628	—	—	236	250	3,114

Adjusted operating expenses	14,651

EBITDA	4,069

Depreciation and amortization of property and equipment	—	1,900	—	(1,900)	—	—
Amortization of intangibles	—	127	—	—	—	127
Amortization of deferred compensation	—	970	—	—	(970)	—
Amortization of partnership costs	—	5,874	(5,874)	—	—	—
Write-down of note receivable	—	38	—	—	—	38
Write-off of software	—	284	—	—	—	284
Write-off of purchase option	—	140	(140)	—	—	—

Total operating expenses		9,333	(6,014)	—	—	17,970

Loss from operations		(9,333)	—	—	—	(5,264)

OTHER INCOME (EXPENSE)	281	—	—	—	—	281

Net income (loss)	$4,350	$(9,333)	$—	$—	$—	$(4,983)

NET INCOME (LOSS) PER SHARE:
Basic	$0.22					$(0.25)

Weighted average shares - basic	19,916					19,916

	Three Months Ended September 30, 2004
	Adjusted Results	Excluded Expenses, Gains and Losses	Application of EITF No. 01-9	GAAP Allocations		GAAP Results As Reported
				Depreciation and Amortization of Property and Equipment	Amortization of Deferred Compensation
REVENUE:
Related party	$15,423	$—	$(15,423)	$—	$—	$—
Non-related party	2,954	—	—	—	—	2,954

Total revenue	18,377	—	(15,423)	—	—	2,954

OPERATING EXPENSES:
Cost of services	2,372	—	—	200	186	2,758
Operations	2,250	—	—	498	86	2,834
Product development	3,703	—	—	291	267	4,261
Selling and marketing	3,038	—	—	175	275	3,488
General and administrative	1,980	—	—	164	321	2,465

Adjusted operating expenses	13,343

EBITDA	5,034

Depreciation and amortization of property and equipment	—	1,328	—	(1,328)	—	—
Amortization of intangibles	—	147	—	—	—	147
Amortization of deferred compensation	—	1,135	—	—	(1,135)	—
Amortization of partnership costs	—	17,074	(15,423)	—	—	1,651
Write-off of stockholder notes receivable	—	—	—	—	—	—

Total operating expenses		19,684	(15,423)	—	—	17,604

Loss from operations		(19,684)	—	—	—	(14,650)

OTHER INCOME (EXPENSE)	112	—	—	—	—	112

Net income (loss)	$5,146	$(19,684)	$—	$—	$—	$(14,538)

NET INCOME (LOSS) PER SHARE:
Basic	$0.27					$(0.75)

Weighted average shares - basic	19,361					19,361

NEOFORMA, INC.

RECONCILIATION OF ADJUSTED CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS TO GAAP

(in thousands, except per share amounts)

(unaudited)

	Nine Months Ended September 30, 2005
	Adjusted Results	Excluded Expenses, Gains and Losses	Application of EITF No. 01-9	GAAP Allocations		GAAP Results As Reported
				Depreciation and Amortization of Property and Equipment	Amortization of Deferred Compensation
REVENUE:
Related party	$46,178	$—	$(36,682)	$—	$—	$9,496
Non-related party	8,787	—	(140)	—	—	8,647

Total revenue	54,965	—	(36,822)	—	—	18,143

OPERATING EXPENSES:
Cost of services	7,292	—	—	1,057	584	8,933
Operations	7,379	—	—	1,718	418	9,515
Product development	12,670	—	—	1,446	785	14,901
Selling and marketing	8,649	—	—	711	604	9,964
General and administrative	7,529	—	—	697	774	9,000

Adjusted operating expenses	43,519

EBITDA	11,446

Depreciation and amortization of property and equipment	—	5,629	—	(5,629)	—	—
Amortization of intangibles	—	421	—	—	—	421
Amortization of deferred compensation	—	3,165	—	—	(3,165)	—
Amortization of partnership costs	—	38,312	(36,682)	—	—	1,630
Restructuring	—	767	—	—	—	767
Write-down of note receivable	—	38	—	—	—	38
Write-off of software	—	284	—	—	—	284
Write-off of purchase option	—	140	(140)	—	—	—

Total operating expenses		48,756	(36,822)	—	—	55,453

Loss from operations		(48,756)	—	—	—	(37,310)

OTHER INCOME (EXPENSE)	693	—	—	—	—	693

Net income (loss)	$12,139	$(48,756)	$—	$—	$—	$(36,617)

NET INCOME (LOSS) PER SHARE:
Basic	$0.61					$(1.85)

Weighted average shares - basic	19,771					19,771

	Nine Months Ended September 30, 2004
	Adjusted Results	Excluded Expenses, Gains and Losses	Application of EITF No. 01-9	GAAP Allocations		GAAP Results As Reported
				Depreciation and Amortization of Property and Equipment	Amortization of Deferred Compensation
REVENUE:
Related party	$46,360	$—	$(46,360)	$—	$—	$—
Non-related party	9,222	—	—	—	—	9,222

Total revenue	55,582	—	(46,360)	—	—	9,222

OPERATING EXPENSES:
Cost of services	5,955	—	—	1,113	433	7,501
Operations	7,003	—	—	1,371	269	8,643
Product development	11,054	—	—	607	641	12,302
Selling and marketing	9,589	—	—	380	688	10,657
General and administrative	6,061	—	—	340	770	7,171

Adjusted operating expenses	39,662

EBITDA	15,920

Depreciation and amortization of property and equipment	—	3,811	—	(3,811)	—	—
Amortization of intangibles	—	441	—	—	—	441
Amortization of deferred compensation	—	2,801	—	—	(2,801)	—
Amortization of partnership costs	—	51,152	(46,360)	—	—	4,792
Write-off of stockholder notes receivable	—	4,115	—	—	—	4,115

Total operating expenses		62,320	(46,360)	—	—	55,622

Loss from operations		(62,320)	—	—	—	(46,400)

OTHER INCOME (EXPENSE)	234	—	—	—	—	234

Net income (loss)	$16,154	$(62,320)	$—	$—	$—	$(46,166)

NET INCOME (LOSS) PER SHARE:
Basic	$0.84					$(2.40)

Weighted average shares - basic	19,263					19,263

NEOFORMA, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except per share amounts)

(unaudited)

	December 31, 2004	September 30, 2005
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$13,277	$25,529
Short-term investments	12,593	13,798
Accounts receivable, net of allowance for doubtful accounts	2,898	2,590
Related party accounts receivable	5,250	—
Prepaid expenses and other current assets	2,983	3,175

Total current assets	37,001	45,092

PROPERTY AND EQUIPMENT, net	11,501	10,340
INTANGIBLES, net	1,434	1,013
GOODWILL	1,652	1,652
CAPITALIZED PARTNERSHIP COSTS, net	40,996	2,683
RESTRICTED CASH	1,020	1,020
OTHER ASSETS	845	367

Total assets	$94,449	$62,167

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES:
Accounts payable	$3,994	$3,104
Accrued payroll	3,974	4,428
Other accrued liabilities	2,839	3,613
Deferred revenue, current portion	1,564	1,376

Total current liabilities	12,371	12,521

DEFERRED RENT	387	169
DEFERRED REVENUE, less current portion	326	214

Total liabilities	13,084	12,904

STOCKHOLDERS’ EQUITY:
Common Stock $0.001 par value:
Authorized — 300,000 shares at September 30, 2005
Issued and outstanding: 20,244 and 20,699 shares at December 31, 2004 and September 30, 2005, respectively	20	21
Additional paid-in capital	839,307	842,733
Notes receivable from stockholders	(225)	(206)
Deferred compensation	(3,775)	(2,653)
Unrealized loss on available-for-sale securities	(25)	(78)
Accumulated deficit	(753,937)	(790,554)

Total stockholders’ equity	81,365	49,263

Total liabilities and stockholders’ equity	$94,449	$62,167

NEOFORMA, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(all items unaudited)

	Nine Months Ended September 30,
	2004	2005
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(46,166)	$(36,617)
Adjustments to reconcile net loss to net cash used in operating activities:
Provision for doubtful accounts	110	92
Accrued interest receivable on stockholder notes receivable	(13)	(2)
Depreciation and amortization of property and equipment	3,811	5,629
Amortization of intangibles	441	421
Amortization of partnership costs classified as an operating expense	4,792	1,630
Amortization of deferred compensation	2,798	3,165
Write-off of stockholder notes receivable	4,115	—
Write-down of note receivable	—	38
Restructuring	—	767
Write-off of software	—	284
Change in assets and liabilities:
Accounts receivable	527	5,466
Prepaid expenses and other current assets	164	(230)
Other assets	380	478
Accounts payable	(1,136)	(271)
Accrued liabilities and accrued payroll	(538)	384
Deferred revenue	(922)	(300)
Deferred rent	(243)	(141)

Net cash used in operating activities	(31,880)	(19,207)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of marketable investments	(26,184)	(7,107)
Proceeds from the sale or maturity of marketable investments	20,324	5,849
Purchases of property and equipment	(2,155)	(2,334)
Capitalization of software development costs	(5,221)	(2,887)

Net cash used in investing activities	(13,236)	(6,479)

CASH FLOWS FROM FINANCING ACTIVITIES:
Amortization of partnership costs offset against related party revenue	46,360	36,682
Cash received related to options exercised	716	274
Proceeds from the issuance of common stock under the employee stock purchase plan	1,090	961
Common stock repurchased, net of notes receivable issued to common stockholders	(177)	—
Collections of notes receivable from stockholders	274	21

Net cash provided by financing activities	48,263	37,938

Net increase in cash and cash equivalents	3,147	12,252
Cash and cash equivalents, beginning of period	9,981	13,277

Cash and cash equivalents, end of period	$13,128	$25,529